As filed with Securities and Exchange Commission on November 24, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Datavault AI Inc.

(Exact name of registrant as specified in its charter)

Delaware	30-1135279
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

One Commerce Square, 24th Floor

Philadelphia, PA 19103

(408) 627-4716

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Summit Semiconductor, Inc. 2018 Long-Term Stock Incentive Plan

(Full Title of Plans)

Nathaniel Bradley

Chief Executive Officer

One Commerce Square, 24th Floor

Philadelphia, PA 19103

(408) 627-4716

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David E. Danovitch, Esq.

Aaron M. Schleicher, Esq.

Sullivan & Worcester LLP

1251 Avenue of the Americas, 19th Floor

New York, New York 10020

(212) 660-3060

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by Datavault AI Inc. (the “Registrant”) for the purpose of registering an aggregate of 13,744,806 shares of common stock, par value $0.0001 per share, of the Registrant (“Common Stock”) issuable under the Registrant’s 2018 Long-Term Stock Incentive Plan (the “2018 LTIP”), pursuant to its “evergreen” provision set forth in Section 5.A. thereof.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be delivered in accordance with Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be filed with the U.S. Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, and the documents incorporated by reference in Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Incorporated by reference in this Registration Statement are the following documents filed by the Company with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2025;

(2)	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 filed with the SEC on May 14, 2025, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 filed with the SEC on August 19, 2025 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 filed with the SEC on November 14, 2025;

(3)	Our Current Reports on Forms 8-K filed with the SEC on January 6, 2025, January 7, 2025, January 8, 2025, February 13, 2025, February 13, 2025, February 14, 2025, February 28, 2025, March 17, 2025, March 31, 2025, March 31, 2025, April 2, 2025, April 4, 2025, April 14, 2025, May 9, 2025, May 9, 2025, May 15, 2025, May 20, 2025, May 20, 2025, June 23, 2025, July 11, 2025, July 17, 2025, July 17, 2025, July 22, 2025, July 31, 2025, August 4, 2025, August 8, 2025, August 12, 2025, August 20, 2025, August 22, 2025, August 29, 2025, September 8, 2025, September 26, 2025, September 26, 2025, September 29, 2025, October 1, 2025, October 14, 2025, October 28, 2025, November 3, 2025, November 3, 2025, November 5, 2025, November 7 2025 and November 10, 2025; and

(4)	The description of our Common Stock contained in (i) our Registration Statement on Form 8-A, filed with the SEC on July 25, 2018, pursuant to Section 12(b) of the Exchange Act, including all other amendments and reports filed for the purpose of updating such description and (ii) Exhibit 4.2—Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934, to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (“DGCL”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of their status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145 of the DGCL.

Our bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified.

We have entered into indemnification agreements with certain of our executive officers and directors pursuant to which we have agreed to indemnify such persons against all expenses and liabilities incurred or paid by such person in connection with any proceeding arising from the fact that such person is or was an officer or director of our company, and to advance expenses as incurred by or on behalf of such person in connection therewith.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation, as amended, our bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (i) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to us with respect to indemnification payments that we may make to such directors and officers.

See “Item 9. Undertakings” for a description of the Commission’s position regarding such indemnification provisions.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit Title
4.1	Certificate of Incorporation of Summit Semiconductor, Inc. (incorporated by reference to Exhibit 3.1(i) to the Company’s Registration Statement on Form S-1/A (File No. 333-224267) filed with the SEC on July 2, 2018).

4.2	Plan of Conversion of Summit Semiconductor, Inc. (incorporated by reference to Exhibit 2.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-224267) filed with the SEC on July 23, 2018).

4.3	Certificate of Amendment to Certificate of Incorporation of Summit Semiconductor, Inc. (incorporated by reference to Exhibit 3.1(ii) to the Company’s Registration Statement on Form S-1/A (File No. 333-224267) filed with the SEC on July 25, 2018).

4.4	Certificate of Amendment to Certificate of Incorporation of Summit Wireless Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 8, 2020).

4.5	Certificate of Amendment of Certificate of Incorporation of Summit Wireless Technologies, Inc, (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 11, 2022).

4.6	Certificate of Amendment to Certificate of Incorporation of WiSA Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 26, 2023).

4.7	Certificate of Designation of Preferences, Rights, and Limitations of Series B Convertible Preferred Stock (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 19, 2023).

4.8	Certificate of Amendment to WiSA Technologies, Inc.’s Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on March 25, 2024 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 26, 2024).

4.9	Certificate of Amendment to Certificate of Incorporation of WiSA Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 12, 2024).

4.10	Bylaws of Summit Semiconductor, Inc. (incorporated by reference to the Company’s Registration Statement on Form S-1/A (File No. 333-224267) filed with the SEC on July 2, 2018).

4.11	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 29, 2019).

4.12	Summit Semiconductor, Inc. 2018 Long-Term Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Amendment No. 4 to Registration Statement on Form S-1 (File No. 333-224267) filed with the SEC on July 2, 2018).

4.13	Amendment to WiSA Technologies, Inc. 2018 Long-Term Stock Incentive Plan (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on January 4, 2023).

4.14	Amendment to the Company’s 2018 Long-Term Stock Incentive Plan (incorporated by reference to Appendix D to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on February 15, 2024).

4.15	Form of Restricted Stock Agreement for Directors under the Summit Semiconductor, Inc. 2018 Long-Term Stock Incentive Plan (incorporated by reference to the Company’s Registration Statement on Form S-1/A (File No. 333-224267) filed with the SEC on July 2, 2018).

4.16	Form of Restricted Stock Agreement for Employees under the Summit Semiconductor, Inc. 2018 Long-Term Stock Incentive Plan (incorporated by reference to the Company’s Registration Statement on Form S-1/A (File No. 333-224267) filed with the SEC on July 2, 2018).

Exhibit Number	Exhibit Title
4.17	Form of Restricted Stock Agreement for Directors under the Summit Semiconductor, Inc. 2018 Long-Term Stock Incentive Plan (incorporated by reference to the Company’s Registration Statement on Form S-8 (File No. 333-265060) filed with the SEC on May 18, 2022).

4.18	Form of Restricted Stock Agreement for Employees under the Summit Semiconductor, Inc. 2018 Long-Term Stock Incentive Plan (incorporated by reference to the Company’s Registration Statement on Form S-8 (File No. 333-265060) filed with the SEC on May 18, 2022).

4.19	Form of Restricted Stock Agreement for Directors under the Summit Semiconductor, Inc. 2018 Long-Term Stock Incentive Plan (incorporated by reference to the Company’s Registration Statement on Form S-8 (File No. 333-274154) filed with the SEC on August 22, 2023).

4.20	Form of Restricted Stock Agreement for Employees under the Summit Semiconductor, Inc. 2018 Long-Term Stock Incentive Plan (incorporated by reference to Exhibit 4.11 to the Company’s Registration Statement on Form S-8 filed with the SEC on August 22, 2023).

4.21	Certificate of Amendment to WiSA Technologies, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 14, 2025).

5.1	Opinion of Sullivan & Worcester LLP (filed herewith).

23.1	Consent of BPM LLP, independent registered public accounting firm (filed herewith).

23.2	Consent of Sullivan & Worcester LLP (reference is made to Exhibit 5.1).

23.3	Consent of BG Advisors CPA LTD

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

107	Filing Fee Table (filed herewith).

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania on the 24th day of November, 2025.

DATAVAULT AI Inc.

By:	/s/ Nathaniel Bradley
Nathaniel Bradley
Chief Executive Officer

POWER OF ATTORNEY: KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Nathan Bradley and Brett Moyer, his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Date: November 24, 2025	By:	/s/ Nathaniel Bradley
Nathaniel Bradley
Chief Executive Officer and Director (Principal Executive Officer)

Date: November 24, 2025	By:	/s/ Brett Moyer
Brett Moyer
Chief Financial Officer and Director (Principal Financial Officer)

Date: November 24, 2025	By:	/s/ Stanley Mbugua
Stanley Mbugua
Vice President of Finance and Chief Accounting Officer (Principal Accounting Officer)

Date: November 24, 2025	By:	/s/ Kimberly Briskey
Kimberly Briskey
Director

Date: November 24, 2025	By:	/s/ Dr. Jeffrey M. Gilbert
Dr. Jeffrey M. Gilbert
Director

Date: November 24, 2025	By:	/s/ David Howitt
David Howitt
Director

Date: November 24, 2025	By:	/s/ Helge Kristensen
Helge Kristensen
Director

Date: November 24, 2025	By:	/s/ Sriram Peruvemba
Sriram Peruvemba
Director

Date: November 24, 2025	By:	/s/ Robert Tobias
Robert Tobias
Director

Date: November 24, 2025	By:	/s/ Wendy Wilson
Wendy Wilson
Director